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Exhibit 99.1


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July 10, 2006


Securities and Exchange Commission
100 F Street, NE
Washington, DC
20549  USA

Dear Sirs:

RE:     MAYFAIR MINING & MINERALS, INC.
        FILE REFERENCE NO. 333-102117

We are the former independent auditors for Mayfair Mining & Minerals, Inc. (the "Company") and, as of July 7, 2006, our appointment as principal accountants was terminated. We have read Item 4.01 which is disclosed in the Company's Current Report on Form 8-K, which the Company expects to file with the Securities and Exchange Commission on or around July 11, 2006, and are in agreement with the statements contained therein, insofar only as they relate to our firm. We have no basis to agree or disagree with other statements of the Company contained therein.

Yours truly,

"Morgan & Company"

Chartered Accountants


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